UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 13, 2008
ASHWORTH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-14547 (Commission File Number)	84-1052000 (IRS Employer Identification No.)

2765 Loker Avenue West Carlsbad, California (Address of Principal Executive Offices)	92008 (Zip Code)
Registrant’s Telephone Number, Including Area Code: (760) 438-6610
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-99.1
EX-99.2

Item 1.01 Entry into a Material Definitive Agreement.
     On October 13, 2008, Taylor Made Golf Company, a Delaware corporation (“TaylorMade”), PHX Acquisition Corp., a Delaware corporation and wholly owned subsidiary of TaylorMade (“Merger Sub”), and Ashworth, Inc., a Delaware corporation (“Ashworth”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).
     The Merger Agreement provides that, on and subject to the terms thereof, Merger Sub will commence a tender offer (the “Offer”) by October 20, 2008 to purchase all of the outstanding shares of Ashworth common stock, $0.001 par value (the “Shares”), for $1.90 in cash per Share, subject to adjustment as described below (the “Offer Price”).
     Following a successful consummation of the Offer, Ashworth will take all needed steps to cause Merger Sub to merge with and into Ashworth, with Ashworth surviving as a wholly owned subsidiary of TaylorMade (the “Merger”). In the Merger, each outstanding Share that is not tendered and accepted pursuant to the Offer (other than Shares held in treasury by Ashworth or owned by TaylorMade, Merger Sub or any subsidiary of TaylorMade or Ashworth, and other than the Shares as to which appraisal rights have been perfected in accordance with applicable law) will be cancelled and converted into the right to receive the Offer Price, on the terms and conditions set forth in the Merger Agreement.
     At the effective time of the Merger, (i) each outstanding option under Ashworth’s equity plans, whether vested or unvested, will be cancelled, and in exchange Ashworth will pay each former holder thereof an amount in cash equal to the excess (if any) of the Offer Price over the exercise price per Share, multiplied by the number of Shares subject to the option, and (ii) all unvested restricted stock grants or portions thereof will vest.
     Consummation of the Offer is subject to customary conditions, including, but not limited to, (i) at least a majority of outstanding Shares on a fully diluted basis being tendered into the Offer, (ii) the expiration or termination of any waiting periods under applicable antitrust laws and (iii) the absence of any Material Adverse Effect (as defined in the Merger Agreement). The Offer is not subject to a financing condition.
     The Offer will expire at midnight, New York City time, on the 20th business day after the commencement thereof, unless extended in accordance with the terms of the Offer and the Merger Agreement and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”). Subject to conditions in the Merger Agreement, the Offer is required to be extended for up to 120 days after commencement of the Offer to seek a majority of the Shares.
     Consummation of the Merger is also subject to customary conditions, including, if required under Delaware law, approval of the Merger Agreement by Ashworth’s stockholders. The parties have agreed that, if after the purchase of Shares pursuant to the Offer and any subsequent offering period, and after giving effect to any Shares purchased pursuant to the Top-Up Option described in the next paragraph, Merger Sub owns at least 90% of the outstanding Shares, then once the other conditions of the Merger are satisfied or waived, Merger Sub will merge into Ashworth in a “short-form” merger pursuant to the applicable provisions of Delaware law, which will not require a vote of Ashworth’s stockholders.
     In the Merger Agreement, Ashworth has granted to Merger Sub an option (the “Top-Up Option”) to purchase, at a price per share equal to the Offer Price, a number of newly issued Shares equal to the lowest number of Shares that, when added to the number of Shares owned by TaylorMade or Merger Sub at the time of exercise of the Top-Up Option, constitutes one Share more than 90% of the fully diluted Shares (after giving effect to the issuance of all Shares subject to the Top-Up Option). Merger Sub may exercise the Top-Up Option during the 20 business day period following the consummation of the Offer.

     In addition, pursuant to the terms of the Merger Agreement, effective upon the purchase of Shares pursuant to the Offer, TaylorMade will be entitled to designate a number of directors, rounded up to the next whole number, on Ashworth’s Board of Directors and committees thereof equal to the product of (i) the total number of directors on Ashworth’s Board of Directors or a committee thereof, as applicable, and (ii) the percentage that the number of Shares beneficially owned by TaylorMade and/or Merger Sub bears to the number of Shares then outstanding.
     The Merger Agreement contains customary representations and warranties by TaylorMade, Merger Sub and Ashworth. The Merger Agreement also contains customary covenants and agreements, including with respect to the operation of the business of Ashworth and its subsidiaries between signing and closing, solicitation of alternative acquisition proposals by Ashworth, governmental filings and approvals, and other matters.
     The Merger Agreement and the Offer may be terminated in certain customary circumstances by TaylorMade and/or Ashworth, including if the Offer is not consummated on or before the date that is 120 days after the commencement thereof (the “Outside Date”), and further provides for a termination fee of $2 million, payable by Ashworth to TaylorMade, if the Merger Agreement is terminated under certain circumstances. The Board of Directors of each of TaylorMade, Merger Sub and Ashworth has approved the Merger Agreement and the transactions contemplated thereby.
     If, at a scheduled expiration date of the Offer, the Outstanding Liabilities (as defined in the Merger Agreement) of Ashworth (on a consolidated basis) exceeds a threshold, which shall initially be $85 million, then Merger Sub may elect to adjust the Offer Price downward and extend the Offer for an additional period of 10 business days (provided that the end of such 10 business day period is before the Outside Date). If Merger Sub so elects, the Offer Price will be reduced from $1.90 per share, on a pro rata basis, by the amount by which the Outstanding Liabilities exceed $85 million. After any such adjustment, the new threshold for purposes of triggering a future adjustment right will be equal to the Outstanding Liabilities at the time of such adjustment, plus an additional $5 million.
     Ashworth was advised that members of the Knightspoint Partners stockholder group who collectively own over 16% of Ashworth’s outstanding Shares have entered into an agreement and proxy with TaylorMade (the “Tender Agreement”) whereby such stockholders have agreed to tender their Shares, subject to certain terms and conditions.
     The foregoing description of the Merger Agreement and Tender Agreement are qualified in their entirety by reference to the full texts thereof, which are attached hereto as Exhibit 2.1 and Exhibit 99.2, respectively, and incorporated herein by reference. The Merger Agreement and Tender Agreement have been included to provide stockholders with information regarding their terms. They are not intended to provide any other factual information about TaylorMade, Merger Sub, Ashworth or any stockholders of Ashworth. The press release announcing the transaction is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Additional Information
     In connection with the Offer, TaylorMade intends to file a Schedule TO with the SEC and Ashworth intends to file a Solicitation/Recommendation Statement on Schedule 14D-9. Such documents are not currently available. When these documents become available, they will contain important information about the transaction and should be read carefully before any decision is made with respect to the Offer. Investors will be able to obtain free copies of the Schedule TO and Schedule 14D-9, as well as other filings containing information about TaylorMade and Ashworth, without charge, at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC. A free copy of the Offer materials, when they become available, may also be obtained from TaylorMade or Ashworth.

Safe Harbor for Forward-Looking Statements
     This Current Report on Form 8-K contains forward-looking statements related to Ashworth’s market position, finances, operating results, marketing and business plans and strategies within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may contain the words “believes,” “anticipates,” “expects,” “predicts,” “estimates,” “projects,” “will be,” “will continue,” “will likely result,” or other similar words and phrases. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Ashworth undertakes no obligation to update any forward-looking statements, whether as a result of new information, changed circumstances or unanticipated events unless required by law. These statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the consummation of the recently announced proposed acquisition of Ashworth by Taylor Made Golf Company, the uncertainties associated with a potential liquidity shortfall in the first half of fiscal 2009, implementing a successful transition in executive leadership, successful resolution of the current dispute with Callaway Golf Company, the evaluation of strategic alternatives that may be presented, timely development and acceptance of new products, as well as strategic alliances, the impact of competitive products and pricing, the success of the Sun Ice® and Callaway Golf apparel product lines, the preliminary nature of bookings information, the ongoing risk of excess or obsolete inventory, the potential inadequacy of booked reserves, the successful operation of the distribution facility in Oceanside, CA, the successful implementation of Ashworth’s ERP system, and other risks described in Ashworth’s SEC reports, including the Annual Report on Form 10-K for the year ended October 31, 2007, quarterly reports on Form 10-Q filed thereafter and amendments to any of the foregoing reports, including the Form 10-K/A for the year ended October 31, 2007.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of October 13, 2008, by and among Taylor Made Golf Company, Inc., PHX Acquisition Corp. and Ashworth, Inc.

99.1	Press Release, dated as of October 13, 2008.

99.2	Stockholder Tender Agreement and Irrevocable Proxy, dated as of October 13, 2008, by and between Taylor Made Golf Company, Inc., on the one hand, and David M. Meyer, Michael S. Koeneke, Knightspoint Partners II, L.P., Knightspoint Capital Management II LLC, Knightspoint Partners, LLC, Ramius Value and Opportunity Master Fund Ltd (f/k/a Starboard Value & Opportunity Master Fund, Ltd) and Parche, LLC, on the other hand.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHWORTH, INC.
Date: October 14, 2008	By:	/s/ Greg W. Slack
Greg W. Slack
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of October 13, 2008, by and among Taylor Made Golf Company, Inc., PHX Acquisition Corp. and Ashworth, Inc.

99.1	Press Release, dated as of October 13, 2008.

99.2	Stockholder Tender Agreement and Irrevocable Proxy, dated as of October 13, 2008, by and between Taylor Made Golf Company, Inc., on the one hand, and David M. Meyer, Michael S. Koeneke, Knightspoint Partners II, L.P., Knightspoint Capital Management II LLC, Knightspoint Partners, LLC, Ramius Value and Opportunity Master Fund Ltd (f/k/a Starboard Value & Opportunity Master Fund, Ltd) and Parche, LLC, on the other hand.